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                                   EXHIBIT 21

               SUBSIDIARIES OF GREYSTONE DIGITAL TECHNOLOGY, INC.


                                                                State of
                                                              Incorporation
Name                                                         or Jurisdiction
----                                                         ---------------
Express Capital Acquisition Corporation
  (Doing Business as GreyStone Technology, Inc.)                 Delaware